?POWER  OF ATTORNEY

Know all by these presents, that the undersigned  hereby constitutes and appoints each of (i) the Chief Financial Officer of Avago Technologies  Limited, a limited company organized  under the laws of the Republic of Singapore (the "Company")  and who is currently Anthony, E, Maslowski (interim Chief Financial Officer), (ii) the Company's  General Counsel, who is currently  Patricia H. McCall, (iii) the Company's  Worldwide Head of Human Resources, who is currently Catherine  Connolly, and (iv) the Company's Associate  General Counsel, Corporate &  Securities, who is currently Rebecca Boyden, and their respective successors (including anyone serving in such capacities  on an interim or acting basis), signing singly, with full powers of substitution,  as the undersigned's true and lawful attorney-in-fact  to:

(1)        execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company,  Forms 3, 4 and 5 (including amendments thereto) in accordance with Section  16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and a Form ID, Uniform Application  for Access Codes to File on EDGAR;

(2)         do and perform any and all acts for and on behalf of the undersigned which may be necessary  or desirable to complete and execute any such Forms 3, 4 or 5 or Form ID (including amendments  thereto) and timely file such forms (including amendments  thereto) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)         take any other action of any type whatsoever  in connection with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best interest of, or legally required by, the undersigned,  it being understood that the documents executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions  as such attorney-in-fact  may approve in such attorney-in-fact's  discretion.

The undersigned  hereby grants to each such attorney-in-fact  full power and authority to do and perform any and every act and thing whatsoever  requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present, with full power of substitution or revocation, hereby ratifying and confirming  all that such attorney-in-fact,  or such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges  that the foregoing attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are not assuming, nor is the Company assuming, any of the undersigned's  responsibilities to comply with Section  16 of the Securities Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact  herein may rely entirely on information  furnished orally or in writing by the undersigned to such attorney-in-fact.   The undersigned also agrees to indemnify  and hold harmless the Company and each such attorney-in-fact  against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging,  delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and such attorney-in fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage,  liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned  regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"),  and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions  in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact  or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of April 2014.

ewis C. Eggebrect